Entravision Communications

Exhibit 99.1

ENTRAVISION COMMUNICATIONS CORPORATION REPORTS

FOURTH QUARTER AND FULL YEAR 2024 RESULTS

SANTA MONICA, CALIFORNIA, March 6, 2025 – Entravision Communications Corporation (NYSE: EVC), a media and advertising technology company, today announced financial results for its fourth quarter and fiscal year ended December 31, 2024.

"We achieved net revenue growth of 37% and 23% during the fourth quarter and full year 2024, respectively, compared to the same periods in 2023, driven primarily by record political advertising revenue in our Media segment and advertising revenue in our Advertising Technology & Services segment," said Michael Christenson, Chief Executive Officer. "Our balance sheet remains strong, and as we look forward to fiscal year 2025 and beyond we continue to focus on providing highly-rated news and content to our audiences, strengthening our digital marketing solutions in combination with our television and radio offerings, and continuing to grow our Advertising Technology & Services segment."

Highlights

•
Consolidated net revenue increased 37% for the fourth quarter 2024 and increased 23% for the year ended December 31, 2024 over the respective prior fourth quarter and year ended periods.
•
The company achieved record political advertising revenue in 2024, which was the fifth election cycle in a row in which the company benefited from increased political advertising revenue compared to the previous election cycle.
•
In 2024, the company significantly enhanced its local news programming, making substantial investments in news operations to capitalize on advertising inventory during its newscasts.
•
In late 2024, the company realigned its sales management structure and increased the size of its media sales team and it is our current intention that this will continue in 2025.
•
Media segment net revenue increased 30% for the fourth quarter 2024 and increased 13% for the year ended December 31, 2024 over the respective prior fourth quarter and year ended periods.
•
Advertising Technology & Services segment net revenue increased 49% for the fourth quarter 2024 and increased 42% for the year ended December 31, 2024 over the respective prior fourth quarter and year ended periods.
•
Media segment operating profit increased 62% for the fourth quarter 2024 and declined 4% for the year ended December 31, 2024 over the respective prior fourth quarter and year ended periods.
•
Advertising Technology & Services segment operating profit increased 39% for the fourth quarter 2024 and increased over 1,000% for the year ended December 31, 2024 over the respective prior fourth quarter and year ended periods.
•
Corporate expenses decreased 48% for the fourth quarter 2024 and decreased 25% for the year ended December 31, 2024 over the respective prior fourth quarter and year ended periods.
•
The company incurred an impairment charge of $61.2 million for the year ended December 31, 2024.
•
The company made prepayments of $20 million under its credit facility during 2024.
•
Total leverage as defined in the company’s credit agreement was 2.8 times as of December 31, 2024. Net of total cash and marketable securities, total leverage was 1.8 times.
•
Entravision’s board of directors approved a quarterly cash dividend to shareholders of $0.05 per share on the company's Class A and Class U common stock. The dividend is payable on March 31, 2025 to shareholders of record as of the close of business on March 17, 2025.

Entravision Communications

About Entravision Communications Corporation

Entravision is a media and advertising technology company. In the U.S., we maintain a diversified portfolio of television and radio stations and digital advertising services that target Latino audiences. Our advertising technology business consists of Smadex, our programmatic ad purchasing platform, and Adwake, our mobile growth solutions business. Entravision is the largest affiliate group of the Univision and UniMás television networks. Shares of Entravision Class A Common Stock trade on the NYSE under ticker: EVC. Learn more about our offerings at entravision.com or connect with us on LinkedIn and Facebook.

Forward-Looking Statements

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

For more information, please contact:

Mark Boelke	Roy Nir
Chief Financial Officer	VP, Financial Reporting and Investor Relations
Entravision	Entravision
310-447-3870	310-447-3870
ir@entravision.com	ir@entravision.com

# # #

(Financial Tables Follow)

Entravision Communications

Entravision Communications Corporation

Segment Results (Unaudited)

(In thousands)

	Three-Month Ended			Year Ended
	December 31,			December 31,
	2024	2023	% Change	2024	2023	% Change
Net Revenue
Media	$67,260	$51,654	30%	$222,061	$196,268	13%
Advertising Technology & Services	39,702	26,602	49%	142,887	100,775	42%
Consolidated	106,962	78,256	37%	364,948	297,043	23%
Cost of revenue
Media	$4,838	$3,291	47%	$16,726	$10,952	53%
Advertising Technology & Services	23,475	16,013	47%	85,470	66,262	29%
Consolidated	28,313	19,304	47%	102,196	77,214	32%
Direct operating expenses
Media	28,583	24,921	15%	110,988	96,925	15%
Advertising Technology & Services	8,505	4,150	105%	25,274	16,306	55%
Consolidated	37,088	29,071	28%	136,262	113,231	20%
Selling, general and administrative expenses
Media	12,159	8,961	36%	42,759	36,000	19%
Advertising Technology & Services	4,900	3,437	43%	20,109	13,761	46%
Consolidated	17,059	12,398	38%	62,868	49,761	26%
Depreciation and amortization
Media	3,135	3,013	4%	12,891	11,975	8%
Advertising Technology & Services	637	1,431	(55)%	3,930	4,417	(11)%
Consolidated	3,772	4,444	(15)%	16,821	16,392	3%
Segment operating profit (loss)
Media	18,545	11,468	62%	38,697	40,416	(4)%
Advertising Technology & Services	2,185	1,571	39%	8,104	29	*
Consolidated	20,730	13,039	59%	46,801	40,445	16%
Corporate expenses	7,509	14,458	(48)%	37,498	50,294	(25)%
Change in fair value of contingent consideration	1	200	(100)%	(629)	821	*
Impairment charge	61,220	12,278	399%	61,220	13,267	361%
Foreign currency (gain) loss	572	676	(15)%	692	1,950	(65)%
Other operating (gain) loss	—	609	(100)%	—	609	(100)%
Operating income (loss)	(48,572)	(15,182)	220%	(51,980)	(26,496)	96%
Interest expense	(3,824)	(4,369)	(12)%	(16,472)	(16,833)	(2)%
Interest income	657	1,009	(35)%	2,458	3,405	(28)%
Dividend income	—	3	(100)%	10	35	(71)%
Realized gain (loss) on marketable securities	—	1	(100)%	(110)	(93)	18%
Gain (loss) on debt extinguishment	—	—	*	(91)	(1,556)	(94)%
Income (loss) before income taxes from continuing operations	$(51,739)	$(18,538)	179%	$(66,185)	$(41,538)	59%

Capital expenditures
Media	$2,543	$6,148		$7,089	$21,208
Advertising Technology & Services	74	1,043		372	3,643
Consolidated	$2,617	$7,191		$7,461	$24,851

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations (Unaudited)

(In thousands, except share and per share data)

	Three-Month Period		Twelve-Month Period
	Ended December 31,		Ended December 31,
	2024	2023	2024	2023
Net revenue	$106,962	$78,256	$364,948	$297,043
Expenses:
Cost of revenue	28,313	19,304	102,196	77,214
Direct operating expenses	37,088	29,071	136,262	113,231
Selling, general and administrative expenses	17,059	12,398	62,868	49,761
Corporate expenses	7,509	14,458	37,498	50,294
Depreciation and amortization	3,772	4,444	16,821	16,392
Change in fair value of contingent consideration	1	200	(629)	821
Impairment charge	61,220	12,278	61,220	13,267
Foreign currency (gain) loss	572	676	692	1,950
Other operating (gain) loss	—	609	—	609
	155,534	93,438	416,928	323,539
Operating income (loss)	(48,572)	(15,182)	(51,980)	(26,496)
Interest expense	(3,824)	(4,369)	(16,472)	(16,833)
Interest income	657	1,009	2,458	3,405
Dividend income	—	3	10	35
Realized gain (loss) on marketable securities	—	1	(110)	(93)
Gain (loss) on debt extinguishment	—	—	(91)	(1,556)
Income before income taxes	(51,739)	(18,538)	(66,185)	(41,538)
Income tax (expense) benefit	(3,932)	5,337	(4,105)	8,392
Net income (loss) from continuing operations	(55,671)	(13,201)	(70,290)	(33,146)
Income (loss) from discontinued operations	(687)	(5,007)	(78,618)	17,709
Net income (loss) attributable to common stockholders	$(56,358)	$(18,208)	$(148,908)	$(15,437)

Basic and diluted earnings (loss) per share:
Net income (loss) per share attributable to common stockholders, basic and diluted	$(0.62)	$(0.21)	$(1.66)	$(0.18)

Cash dividends declared per common share, basic and diluted	$0.05	$0.05	$0.20	$0.20

Weighted average common shares outstanding, basic and diluted	90,175,742	88,193,240	89,876,538	87,901,938

Entravision Communications

Entravision Communications Corporation

Consolidated Balance Sheets (Unaudited)

(In thousands)

	December 31,	December 31,
	2024	2023
ASSETS
Current assets
Cash and cash equivalents	$95,914	$67,398
Marketable securities	4,694	13,172
Restricted Cash	786	770
Trade receivables, net of allowance for doubtful accounts	68,319	70,082
Assets held for sale	—	301
Prepaid expenses and other current assets	16,587	16,863
Current assets of discontinued operations	—	217,269
Total current assets	186,300	385,855
Property and equipment, net	60,616	66,932
Intangible assets subject to amortization, net	4,417	7,100
Intangible assets not subject to amortization	177,276	195,174
Goodwill	7,352	50,674
Deferred income taxes	2,650	265
Operating leases right of use asset	40,762	42,868
Other assets	7,905	21,223
Noncurrent assets of discontinued operations	—	95,855
Total assets	$487,278	$865,946

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current maturities of long-term debt	$-	$8,750
Accounts payable and accrued expenses	53,882	47,776
Operating lease liabilities	7,744	6,748
Current liabilities of discontinued operations	—	208,779
Total current liabilities	61,626	272,053
Long-term debt, less current maturities, net of unamortized debt issuance costs	186,958	197,884
Long-term operating lease liabilities	42,101	45,178
Other long-term liabilities	12,168	4,624
Deferred income taxes	38,405	46,849
Noncurrent liabilities of discontinued operations	—	33,072
Total liabilities	341,258	599,660

Redeemable noncontrolling interest - discontinued operations	—	43,758

Stockholders' equity
Class A common stock	8	8
Class U common stock	1	1
Additional paid-in capital	815,532	743,246
Accumulated deficit	(668,720)	(519,812)
Accumulated other comprehensive income (loss)	(801)	(915)
Total stockholders' equity	146,020	222,528
Total liabilities, redeemable noncontrolling interest and equity	$487,278	$865,946

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Cash Flows (Unaudited)

(In thousands)

	Three-Month Period		Twelve-Month Period
	Ended December 31,		Ended December 31,
	2024	2023	2024	2023
Cash flows from operating activities:
Net income (loss)	$(56,358)	$(18,208)	$(148,908)	$(15,437)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,772	7,671	20,779	28,007
Impairment charge	61,220	12,278	110,658	13,267
Deferred income taxes	(6,995)	(10,796)	(10,281)	(10,965)
Non-cash interest	61	91	284	355
Amortization of syndication contracts	111	113	450	471
Payments on syndication contracts	(114)	(114)	(451)	(480)
Non-cash stock-based compensation	1,426	6,645	13,848	23,698
(Gain) loss on marketable securities	—	(1)	110	93
(Gain) loss on disposal of property and equipment	71	748	277	737
Loss (gain) on the sale of businesses	48	—	45,187	—
(Gain) loss on debt extinguishment	—	—	91	1,556
Change in fair value of contingent consideration	—	6,400	(13,198)	(2,539)
Net income (loss) attributable to redeemable noncontrolling interest - discontinued operations	—	157	(2,779)	158
Net income (loss) attributable to noncontrolling interest - discontinued operations	—	—	—	(342)
Changes in assets and liabilities, net of businesses acquired and disposed of:
(Increase) decrease in trade receivables, net	(519)	(25,508)	10,092	(9,247)
(Increase) decrease in prepaid expenses and other current assets, operating leases right of use asset and other assets	11,806	15,025	9,878	7,826
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(1,746)	11,578	38,668	38,038
Net cash provided by operating activities	12,783	6,079	74,705	75,196
Cash flows from investing activities:
Proceeds from sale of assets/business, net of cash divested	2,486	175	(40,481)	258
Purchases of property and equipment	(2,174)	(7,446)	(8,463)	(27,327)
Purchase of businesses, net of cash acquired	—	—	—	(6,930)
Purchases of marketable securities	(2,303)	—	(2,303)	(11,355)
Proceeds from sale of marketable securities	408	5,242	10,789	43,335
Proceeds from loan receivable	2,888	—	13,636	—
Purchases of investments	—	—	—	(300)
Issuance of loan receivable	—	—	—	(13,636)
Net cash provided by (used in) investing activities	1,305	(2,029)	(26,822)	(15,955)
Cash flows from financing activities:
Proceeds from stock option exercises	—	—	—	554
Tax payments related to shares withheld for share-based compensation plans	(2,537)	(3,899)	(2,564)	(4,057)
Payments on debt	—	(1,250)	(20,275)	(215,745)
Dividends paid	(4,504)	(4,406)	(17,975)	(17,588)
Distributions to noncontrolling interest	—	—	(1,078)	(3,380)
Payment of contingent consideration	(1,350)	—	(15,650)	(35,113)
Principal payments under finance lease obligation	(38)	(39)	(148)	(152)
Proceeds from borrowings on debt	—	667	—	213,087
Payments for debt issuance costs	—	—	—	(1,777)
Net cash used in financing activities	(8,429)	(8,927)	(57,690)	(64,171)
Effect of exchange rates on cash, cash equivalents and restricted cash	—	(3)	(2)	(5)
Net increase (decrease) in cash, cash equivalents and restricted cash	5,659	(4,880)	(9,809)	(4,935)
Cash, cash equivalents and restricted cash:
Beginning	91,041	111,389	106,509	111,444
Ending	$96,700	$106,509	$96,700	$106,509